Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated July 16, 2010, except for Note 17, as to which the date is January 28, 2011, relating to the financial statements and financial statement schedule of Epocrates, Inc., which appear in Epocrates, Inc.’s Registration Statement on Amendment No. 7 to Form S-1 (333-168176) filed on January 31, 2011.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 17, 2011